Exhibit 16.1


SANFORD H. FEIBUSCH
CERTIFIED PUBLIC ACCOUNTANT

	                              9 Carpenter Court
                                 Monsey, New York 10952
                                           845-368-2397
                                       FAX 845-368-4110






May 28, 2003


United States Securities and Exchange Commission
Division of corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

          Re:  Lifen, Inc.
               File Number 0-31152


Dear Commissioners:

The undersigned, Sanford H. Feibusch, CPA, PC, previously acted as independent account to audit the financial statements of Lifen, Inc. I am no longer acting as independent accountant to the Company.

This letter will confirm that I have reviewed Item. 4 of the Company's Form 8-K dated May 29, 2003 captioned "Changes in Registrant's Certifying Accountants" and that I agree with the statements made therein as they relate to me.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


Sincerely,

/s/ Sanford H. Feibusch

Sanford H. Feibusch, CPA, PC